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                       VALUE CITY DEPARTMENT STORES, INC.
                                   EXHIBIT 11
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

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



                                                                      THREE MONTHS ENDED
                                                                ----------------------------
                                                                  NOVEMBER 2,   OCTOBER 28,
                                                                     1996          1995
                                                                -------------  -------------

Weighted average number of common shares outstanding              31,692,343    31,839,220

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at the average market price          362,258           395
                                                                 -----------   -----------

Number of shares for computation of primary earnings per share    32,054,601    31,839,615

Add net shares issuable pursuant to stock option plans less
     shares assumed repurchased at period end market price           218,992             0
                                                                 -----------   -----------

Number of shares for computation of fully diluted
     earnings per share                                           32,273,593    31,839,615
                                                                 ===========   ===========


Net income for primary and fully diluted earnings per share      $ 5,702,000   $ 2,502,000
                                                                 -----------   -----------




Earnings per share - primary and fully diluted                   $      0.18   $      0.08
                                                                 ===========   ===========

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